UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

August 22, 2012

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE

(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969

(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 – Completion of Acquisition or Disposition of Assets

On August 22, 2012, Roper Industries, Inc., a Delaware corporation (the “Company”), completed the acquisition of Sunquest Holdings, Inc., a Delaware corporation (“Sunquest”), pursuant to a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, Sunquest, Sunquest Sponsor Holdings, LLC, affiliated funds of Vista Equity Partners and individual holders of Sunquest common shares.

The aggregate purchase price paid by the Company was $1.415 billion in cash, subject to adjustment reflecting that the acquisition of Sunquest was on a debt-free, cash-free basis with Sunquest’s transaction expenses borne by the Sellers.  The aggregate purchase price paid was also subject to adjustment to reflect the difference between estimated working capital at closing and a target working capital range.

A summary of the material terms of the Stock Purchase Agreement is included in the Company's Form 8-K filed with the Securities and Exchange Commission on August 2, 2012.

A copy of the press release issued by the Company on August 23, 2012 relating to the completion of the acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)     Financial Statements of Businesses Acquired.

Financial statements of the business acquired will be filed by amendment to this Current Report on Form 8-K (the “Report”) no later than November 7, 2012.

(b)     Pro Forma Financial Information.

Pro forma financial information will be filed by amendment to this Report no later than November 7, 2012.

(c)     Shell Company Transactions.

Not applicable

(d)     Exhibits.

99.1 Press Release of the Company dated August 23, 2012 announcing the completion of the acquisition of Sunquest Holdings, Inc.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

BY:	/s/ John Humphrey
	John Humphrey, Vice President and Chief Financial Officer	Date: August 24, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of the Company dated August 22, 2012